EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Support.com, Inc. Amended and Restated 1998 Stock Option Plan, the Support.com, Inc. 2000 Omnibus Equity Incentive Plan and the Support.com, Inc. 2000 Employee Stock Purchase Plan of our report dated February 15, 2000, with respect to the consolidated financial statements of Support.com, Inc. included in its Registration Statement on Form S-1, filed with the Securities and Exchange Commission.

                                        /s/ ERNST & YOUNG LLP

Palo Alto, California
October 23, 2000